Exhibit 12.2
RATIO OF EARNINGS TO FIXED CHARGES INCLUDING INTEREST ON DEPOSITS

	For the Six
	Months Ending
	June 30,	Fiscal year ended December 31,
	2010	2009	2008	2007	2006	2005
	€m	€m	€m	€m	€m	€m
Fixed charges(1)
Interest expensed and capitalized(2)	1,331	2,796	5,305	5,170	3,929	2,621
Estimated interest within rental expense	17	43	48	62	38	25
Preference security dividend requirements of consolidated subsidiaries(3)	—	23	52	56	58	59

Total fixed charges	1,348	2,862	5,405	5,288	4,025	2,705

Earnings(4)
(Loss)/income from continuing operations before income tax	(2,363)	(2,624)	480	1,511	2,615	1,706
Adjustment for: Earnings and distributions related to equity interests	(26)	14	0	(7)	(123)	(108)
Fixed charges (excluding preference security dividend)	1,348	2,839	5,353	5,232	3,967	2,646

Earnings	(1,041)	229	5,833	6,736	6,459	4,244

Ratio of Earnings to Fixed Charges	*	**	1.08	1.27	1.60	1.57

Deficiency	2,389	2,633	—	—	—	—

Notes

(1)	Fixed charges for the six months ended June 30, 2010 and the fiscal years ended December 31, 2009, 2008 and 2007 represent the interest expense from continuing operations and the portion of the rental expense from continuing operations as per the Half-yearly Financial Report 2010 and from the Form 6-K filed with the Securities and Exchange Commission on September 27, 2010. Fixed charges for the fiscal years 2006 and 2005 represent the interest expense and rental expense as per the Annual Financial Report 2009.

(2)	Includes amortization of debt issuance costs

(3)	Represents pre-tax earnings required to pay preference dividends of consolidated subsidiaries

(4)	Earnings for the six months ended June 30, 2010 and the fiscal years ended December 31, 2009, 2008 and 2007 represent income from continuing operations and the portion of the earnings and distributions related to equity interests from continuing operations as per the Half-yearly Financial Report 2010 and from the Form 6-K filed with the Securities and Exchange Commission on September 27, 2010. Earnings for the fiscal years 2006 and 2005 represent income and earnings and distributions related to equity interests as per the Annual Financial Report 2009.

*	The earnings for the six months ending June 30, 2010 were inadequate to cover fixed charges. The coverage deficiency for fixed charges was €2,389 million.

**	The earnings for 2009 were inadequate to cover fixed charges. The coverage deficiency for fixed charges was €2,633 million.

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RATIO OF EARNINGS TO FIXED CHARGES EXCLUDING INTEREST ON DEPOSITS

	For the Six
	Months Ending
	June 30,	Fiscal year ended December 31,
	2010	2009	2008	2007	2006	2005
	€m	€m	€m	€m	€m	€m
Fixed charges(1)
Interest expensed and capitalized(2)	1,331	2,796	5,305	5,170	3,929	2,621
Less deposit interest	(789)	(1,754)	(3,204)	(3,199)	(2,760)	(1,944)
Estimated interest within rental expense	17	43	48	62	38	25
Preference security dividend requirements of consolidated subsidiaries(3)	—	23	52	56	58	59

Total fixed charges	559	1,108	2,201	2,089	1,265	761

Earnings(4)
(Loss)/income from continuing operations before income tax	(2,363)	(2,624)	480	1,511	2,615	1,706
Adjustment for: Earnings and distributions related to equity interests	(26)	14	0	(7)	(123)	(108)
Fixed charges (excluding preference security dividend)	559	1,085	2,149	2,033	1,207	702

Earnings	(1,830)	(1,525)	2,629	3,537	3,699	2,300

Ratio of Earnings to Fixed Charges	*	**	1.19	1.69	2.92	3.02

Deficiency	2,389	2,633	—	—	—	—

Notes

(1)	Fixed charges for the six months ended June 30, 2010 and the fiscal years ended December 31, 2009, 2008 and 2007 represent the interest expense from continuing operations and the portion of the rental expense from continuing operations as per the Half-yearly Financial Report 2010 and from the Form 6-K filed with the Securities and Exchange Commission on September 27, 2010. Fixed charges for the fiscal years 2006 and 2005 represent the interest expense and rental expense as per the Annual Financial Report 2009.

(2)	Includes amortization of debt issuance costs

(3)	Represents pre-tax earnings required to pay preference dividends of consolidated subsidiaries

(4)	Earnings for the six months ended June 30, 2010 and the fiscal years ended December 31, 2009, 2008 and 2007 represent income from continuing operations and the portion of the earnings and distributions related to equity interests from continuing operations as per the Half-yearly Financial Report 2010 and from the Form 6-K filed with the Securities and Exchange Commission on September 27, 2010. Earnings for the fiscal years 2006 and 2005 represent income and earnings and distributions related to equity interests as per the Annual Financial Report 2009.

*	The earnings for the six months to June 30, 2010 were inadequate to cover fixed charges. The coverage deficiency for fixed charges was €2,389 million.

**	The earnings for 2009 were inadequate to cover fixed charges. The coverage deficiency for fixed charges was €2,633 million.

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